UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 23, 2009

APPLIED ENERGETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14015	77-0262908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3590 East Columbia St., Tucson, Arizona 85714
(Address of principal executive offices) (Zip Code)

(520) 628-7415
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 24, 2009, Applied Energetics, Inc. (the “Registrant”) received notice from Nasdaq that it no longer complies with Nasdaq Marketplace Rule 4350(d)(2), which requires the Registrant to have an audit committee composed of at least three “independent directors” (as defined in Nasdaq Marketplace Rule 4200(a)(15).  Following the resignation of James McDivitt from the Registrant’s Board of Directors on March 28, 2009, the Registrant was left with only two independent directors serving on its audit committee.  The Registrant intends to fill the vacancy on the audit committee as expeditiously as possible.

In the meantime, the Registrant will rely on the cure period set forth in Nasdaq Marketplace Rule 4350(d)(4).  This cure period will run through the earlier of the Registrant’s next annual meeting of shareholders or March 28, 2010 or, if the Registrant’s next annual meeting of shareholders is held before September 24, 2009 through September 24, 2009.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2009, Joseph Hayden, Executive Vice President of the Registrant, was also appointed as its Chief Operating Officer and principal executive officer.

On April 23, 2009, the Board of Directors (the “Board”) of the Registrant voluntarily reduced its 2009 compensation under the Independent Director Compensation Program (the “Program”) and set the cash compensation to be paid to its “independent directors” (as defined in the Nasdaq Marketplace Rules) of the Board as follows:

James M. Feigley shall be paid a monthly cash retainer in an annualized amount of $75,000 for serving as Chairman of the Board (previously $100,000 under the Program).

George P. Farley shall be paid a monthly cash retainer in an annualized amount of $75,000 for serving as a director and Chairman of the Audit Committee.

James K. Harlan shall be paid a monthly cash retainer in an annualized amount of $55,000 as compensation for serving as a director and Chairman of the Compensation Committee (previously $62,500 under the Program).

David C. Hurley shall be paid a monthly cash retainer in an annualized amount of $55,000 for serving as a director and Chairman of the Nominating and Corporate Governance Committee of the Board.

The monthly cash retainer to be paid to the independent directors, as set forth above, commences in April 2009 and shall be paid on the last day of each month.

On April 23, 2009, the Board granted options to purchase shares of Common Stock to the independent directors in lieu of stock awards as previously provided under the Program as follows:

Mr. Feigley was granted options to purchase 75,000 shares of common stock (in lieu of an award of 200,000 shares of common stock and a grant of options to purchase 10,000 shares of common stock under the Program).

Mr. Farley was granted options to purchase 75,000 shares of Common Stock (in lieu of an award of 150,000 shares of common stock and a grant of options to purchase 10,000 shares of common stock under the Program)

Mr. Harlan was granted options to purchase 55,000 shares of common stock (in lieu of an award of 125,000 shares of common stock and a grant of options to purchase 10,000 shares of common stock under the Program).

Mr. Hurley was granted options to purchase 55,000 shares of common stock (in lieu of an award of 110,000 shares of common stock and a grant of options to purchase of 10,000 shares common stock under the Program).

In addition,  the Board made a one-time grant of an option to purchase 350,000 shares of common stock to James Feigley for his having accepted the position of Chairman of the Board.

On April 24, 2009, each of Mr. Hayden and Kenneth M. Wallace, Chief Financial Officer of the Registrant voluntarily agreed to reduce his annual base salary from $225,000 to $200,000.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit 99.1	Press Release dated April 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.
(Registrant)

By:	/s/ Kenneth M.Wallace
Name: Kenneth M. Wallace
Title: Chief Financial Officer

Date:  April 28, 2009